UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021 (November 19, 2021)

LOCAL BOUNTI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40125	98-1584830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Foley Lane

Hamilton, MT 59840

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (406) 361-3711

Leo Holdings III Corp

21 Grosvenor Pl,

London SW1X 7HF,

United Kingdom

(310) 800-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange
Warrants, each exercisable for one share of Common Stock for $11.50 per share	LOCL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

The Domestication and Business Combination

On November 19, 2021 (the “Closing Date”), Local Bounti Corporation, a Delaware corporation (f/k/a Leo Holdings III Corp) (the “Company” or “New Local Bounti”), consummated the previously announced transaction (the “Business Combination”) pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated June 17, 2021 (the “Business Combination Agreement”), by and among the Company, Longleaf Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), Longleaf Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), and Local Bounti Corporation, a Delaware corporation (“Legacy Local Bounti”).

On November 19, 2021, as contemplated by the Business Combination Agreement and described in the section titled “The Domestication Proposal” beginning on page 102 of the final prospectus and definitive proxy statement, dated October 20, 2021 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2021, the Company filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which the Company was domesticated and continues as a Delaware corporation (the “Domestication”).

Also on November 19, 2021, as a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, following the consummation of the Domestication (a) First Merger Sub merged with and into Legacy Local Bounti, with Legacy Local Bounti surviving the merger as a wholly owned subsidiary of the Company (the “First Merger”) and (b) after the effectiveness of the First Merger, Legacy Local Bounti merged with and into Second Merger Sub with and into Legacy Local Bounti, with Second Merger Sub surviving the merger as a wholly owned subsidiary of the Company (the “Second Merger” and, together with the First Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Following the closing of the Business Combination, the Company will own, directly or indirectly, all of the issued and outstanding equity interests in the Second Merger Sub and its subsidiaries, and the stockholders of Legacy Local Bounti as of immediately prior to the effective time of the First Merger (the “Local Bounti Stockholders”) hold a portion of our common stock, par value $0.0001 per share (the “Common Stock”).

The aggregate merger consideration paid in connection with the Business Combination consisted of (i) 79,601,534 shares of Common Stock (including Class A Ordinary Shares, Class B Ordinary Shares, Legacy Local Bounti voting common stock and Legacy Local Bounti non-voting common stock that was converted into shares of Common Stock in connection with the Domestication and Business Combination, and shares issuable upon exercise or vesting of certain warrants, restricted stock units and options but excluding the shares of Common Stock issued in the PIPE Financing (as defined below) and the Transaction Fee Shares (as defined below)), and (ii) 5,500,000 Public Warrants (as defined below).

Each share of Local Bounti voting common stock was cancelled and converted into the right to receive the applicable portion of the merger consideration comprised of New Local Bounti Common Stock, earnout shares (as described below) and up to $37.5 million of cash consideration (subject to certain conditions specified in the Merger Agreement), each as determined in the Merger Agreement, (ii) each share of Local Bounti restricted stock was cancelled and converted into the right to receive the applicable portion of the merger consideration comprised of New Local Bounti Common Stock and earnout shares (as described below), each as determined in the Merger Agreement, (iii) each Local Bounti restricted stock unit, whether or not then vested, was assumed by New Local Bounti and converted into a New Local Bounti restricted stock unit, subject to the same terms and conditions as applied to such Local Bounti restricted stock unit immediately prior to the Closing with a value as if such Local Bounti restricted stock unit were settled prior to the closing of the Business Combination and is entitled to receive earnout shares (as described below), and (iv) each warrant of Local Bounti that was unexercised was assumed by New Local Bounti and converted into a warrant to purchase New Local Bounti Common Stock and represents the right to receive the applicable portion of the merger consideration upon exercise of such warrant as if such warrant were exercised prior to the closing of the Business Combination. In addition, all convertible debt of Local Bounti was fully converted into Local Bounti common stock as of immediately prior to the Closing and received New Local Bounti Common Stock based on the number of shares of Local Bounti common stock issuable upon conversion of such convertible debt as of immediately prior to the Closing. Each Local Bounti equityholder entitled to receive a portion of the earnout consideration will receive its applicable portion of equal thirds of 2,500,000 earnout shares if the trading price of New Local Bounti Common Stock is greater than or equal to $13.00, $15.00 and $17.00 for any 20 trading days within any 30-trading day period and will also accelerate and be fully issuable in connection with any Change of Control (as defined in the Merger Agreement) if the applicable thresholds are met in such Change of Control.

In connection with the consummation of the Business Combination (the “Closing”), the registrant changed its name from Leo Holdings III Corp to Local Bounti Corporation.

The Business Combination Agreement and the Business Combination was approved by the Company’s shareholders at an extraordinary general meeting of the Company’s shareholders held on November 16, 2021 (the “Extraordinary General Meeting”). On November 19, 2021, the parties to the Business Combination Agreement consummated the Business Combination.

Immediately after giving effect to the Business Combination (including as a result of the exercise of redemptions by Leo’s shareholders at the Extraordinary General Meeting, there were 86,299,495 shares of Common Stock, issued and outstanding, comprised of (i) 6,875,000 shares of Common Stock held by Leo’ sponsor and its affiliates, which converted from the Class B Ordinary Shares on a one-for-one basis into shares of Common Stock in connection with the Business Combination, (ii) the issuance of 15,000,000 shares of Common Stock in the PIPE Financing (as defined below), (iii) the issuance of 62,482,214 shares of Common Stock upon the conversion of Legacy Local Bounti voting common stock, Legacy Local Bounti non-voting common stock and conversion of convertible debt of Local Bounti in connection with the Domestication and Business Combination, (iv) 241,000 shares of New Local Bounti Common Stock (based on the assumed price of $10.00 per share) issued to satisfy fees related to the Business Combination (the “Transaction Fee Shares”) and (v) 1,701,281 shares of Common Stock held by stockholders following the exercise of redemption rights in connection with the Extraordinary General Meeting. Immediately after giving effect to the Business Combination, there were also warrants to purchase 11,539,215 shares of Common Stock of the Company issued and outstanding.

Upon the Closing, the Common Stock and Public Warrants began trading on the New York Stock Exchange (“NYSE”) under the symbols “LOCL” and “LOCL WS,” respectively, and the Company’s public units automatically separated into their component securities and, as a result, no longer trade as a separate security and were delisted from the NYSE.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which are attached hereto as Exhibit 2.1 and is incorporated herein by reference.

PIPE Financing

As previously disclosed, in connection with the execution of the Business Combination Agreement, the Company entered into subscription agreements, each dated June 17, 2021 or November 4, 2021 (the “Subscription Agreements”), with certain accredited investors pursuant to which the investors agreed to purchase 15,000,000 shares of Common Stock in a private placement for an aggregate purchase price of $150,000,000 (the “PIPE Financing”). The PIPE Financing was consummated concurrently with the Closing.

Unless the context otherwise requires, references in this Current Report on Form 8-K to “we,” “us,” “our” and the “Company” refer to New Local Bounti and its subsidiaries.

Item 1.01	Entry Into A Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

In connection with the Closing, that certain Registration Rights Agreement, dated March 2, 2021, among the Company and certain persons and entities holding securities of the Company (the “IPO Registration Rights Agreement”), was amended and restated and the Company, certain persons and entities holding securities of the Company prior to the Closing (the “Initial Holders”) and certain persons and entities receiving Common Stock or instruments exercisable for Common Stock in connection with the Business Combination (the “New Holders” and, together with the Initial Holders, the “Registration Rights Holders”) entered into an amended and restated registration rights agreement substantially in the form attached to the Business Combination Agreement as Exhibit G (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, New Local Bounti agreed that, within 30 calendar days after the consummation of the Business Combination, New Local Bounti will file with the Commission (at New Local Bounti’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Registration Rights Holders (the “Resale Registration Statement”), and the Company will use its commercially reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, certain of the Registration Rights Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders are entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Warrant Agreement

On the Closing Date, in connection with the consummation of the Business Combination, the Company entered into an Amended and Restated Warrant Agreement (the “Amended and Restated Warrant Agreement”) with Continental Stock Transfer & Trust Company (“Continental”), which was approved by Leo’ shareholders at the special meeting of warrant holders on November 16, 2021. For the convenience of the reader, the description of New Local Bounti’s redeemable warrants (the “Public Warrants”) and the 5,333,333 warrants to purchase Common Stock of the Company that were issued in a private placement concurrently with the Leo’s initial public offering (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) has been updated below to reflect the provisions of the Amended and Restated Warrant Agreement.

Public Warrants

Public warrants may only be exercised for a whole number of shares. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination (or any other initial business combination) and (b) 12 months from the closing of the initial public offering; provided in each case that we have an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the New Local Bounti Common Stock issuable upon exercise of the public warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under certain circumstances). We have agreed that as soon as practicable, but in no event later than 20 business days after the Closing, we will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the New Local Bounti Common Stock issuable upon exercise of the warrants and to maintain a current prospectus relating to the New Local Bounti Common Stock until the warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the New Local Bounti Common Stock issuable upon exercise of the warrants is not effective 60 business days after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of New Local Bounti Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the Business Combination or any other Initial Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, we may redeem the outstanding warrants for cash (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of the New Local Bounti Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the New Local Bounti Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to the New Local Bounti Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

In no event will we be required to net cash settle any warrant. If we are unable to complete the Business Combination or any other initial business combination within the combination period and we liquidate the funds held in the trust account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from our assets held outside of the trust account with respect to such warrants. Accordingly, the warrants may expire worthless.

Private Placement Warrants

The private placement warrants are identical to the public warrants underlying the units sold in the initial public offering, except that the private placement warrants and the New Local Bounti Common Stock issuable upon exercise of the private placement warrants will not be transferrable, assignable or salable until 30 days after the completion of the Business Combination or any other initial business combination, subject to certain limited exceptions. The private placement warrants are non-redeemable.

The foregoing description of the Amended and Restated Warrant Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Lock-Up Arrangements

In connection with the Closing, Local Bounti securityholders entered into agreements (the “Lock-Up Agreements”) pursuant to which they agreed, subject to certain customary exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, any shares of Common Stock held by them immediately after the Effective Time, including any shares issuable upon the exercise of options to purchase shares of Common Stock held by them immediately after the Effective Time (“Lock-Up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) through (c), collectively, “Transfer”) for 180 days after the Closing Date.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Pursuant to the Registration Rights Agreement and, subject to certain exceptions, the Sponsor (and its permitted transferees) are contractually restricted from selling or transferring any of their shares of common stock (not including any PIPE Shares issued in the PIPE Financing) (the “Sponsor Lock-up Shares”). Such restrictions began at Closing and end on the earlier of (i) one year after the Closing Date and (ii) the earlier to occur of, subsequent to the Closing Date, (x) the first date on which the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as equitably adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing and (y) the date on which there is consummated a subsequent liquidation, merger, share exchange or other similar transaction which results in all of New Local Bounti’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Indemnification Agreements

The Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), which became effective upon the completion of the Business Combination, contains provisions limiting the liability of directors, and the Bylaws (together with the Certificate of Incorporation, the “Organizational Documents”), which became effective upon the completion of the Business Combination, provide that the Company will indemnify each of its directors to the fullest extent permitted under Delaware law. The Organizational Documents also provide New Local Bounti’s Board of Directors (the “Board”) with discretion to indemnify officers and employees when determined appropriate by the Board.

New Local Bounti has entered into new indemnification agreements with all of its directors and executive officers and certain other key employees. The indemnification agreements provide that New Local Bounti will indemnify each of its directors, executive officers and other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of New Local Bounti ’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law and the Organizational Documents. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, New Local Bounti will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee. For more information regarding these indemnification agreements, see the section entitled “Description of Securities” in the Proxy Statement/Prospectus.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.3, the full text of the Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.2, each of which documents is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	List of Exhibits.

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of June 17, 2021, by and among Leo Holdings III Corporation, First Merger Sub, Second Merger Sub and Local Bounti Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on June 21, 2021)

3.1	Certificate of Incorporation of Local Bounti Corporation

3.2	Bylaws of Local Bounti Corporation

4.1	Amended and Restated Warrant Agreement, dated November 19, 2021, by and among Local Bounti Corporation and Continental Stock Transfer & Trust

10.1	Amended and Restated Registration Rights Agreement, dated as of November 19, 2021, by and among Local Bounti Corporation, Leo Holdings III Corporation and certain other parties

10.2	Form of Lock-up Agreement

10.3	Form of Indemnification Agreement

99.1	Press Release dated November 22, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Local Bounti Corporation

Date: November 22, 2021	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	Chief Financial Officer